EXHIBIT 10.22

                         FIRST AMENDMENT
                             TO THE
  INGERSOLL-RAND COMPANY ELECTED OFFICERS SUPPLEMENTAL PROGRAM


WHEREAS,   Ingersoll-Rand  Company  ("Company")   maintains   the
Ingersoll-Rand Company Elected Officers Supplemental Program, effective June 30, 1995 (the "Program"), for the benefit of its eligible employees; and

WHEREAS, the Board of Directors of the Company retained the right to amend the Program pursuant to Section 8.1 thereof; and

WHEREAS, the Board of Directors of the Company, acting through its Compensation & Nominating Committee, desires to amend the Program;

NOW, THEREFORE, the Program is hereby amended in the following respects, effective January 1, 1997:


1. The following new Section 1.6 is hereby added, and all applicable Sections in Section 1 of the Program shall be renumbered accordingly:

     "1.6 `Deferral   Plan'  means  the  Ingersoll-Rand   Company
          Executive Deferred Compensation and Stock Bonus Plan."

2. Section 1.9 (formerly Section 1.8) is amended to read in its entirety as follows:

     "1.9 `Final  Average  Pay'  means,  except  as  provided  in
          Section 5.3 for purposes of disability, the sum of the following:

          (a)  the  average  of  each of the five  highest  bonus
               awards (whether the awards are paid to the Employee or are a Deferral Amount (as such term is defined in the Deferral Plan)) during the six most recent calendar years, including the year during which the Employee's retirement or death occurs, or a Change in Control occurs, but excluding Supplemental Contributions (as such term is defined in the Deferral Plan) or any amounts paid from the Deferred Compensation Account (as such term is defined in the Deferral Plan) or any other account under the Deferral Plan including, but not limited to, amounts paid consisting of Deferral Amounts and Supplemental Contributions and their earnings, and

          (b) the Employee's annualized base salary in effect immediately prior to the date of determination."

3. Section 1.12 (formerly Section 1.11) is amended to read in its entirety as follows:

     "1.12       `Year   of  Service'  shall  be  determined   in
          accordance with the provisions of the qualified defined benefit pension plan(s) (as defined below) in which an individual participates while an Employee that are applicable to determining years of vesting service under such plan. For purposes of this Section a qualified defined benefit pension plan means a plan (a) sponsored by the Company, any domestic entity in which the Company owns (directly or indirectly) a 50% or more interest, or any other entity designated by the Company and (b) which is defined in Section 414(j) of the Internal Revenue Code of 1986, as amended. Notwithstanding any provision of the Program to the contrary, in the event an Employee earns one or more hours of service during a calendar year, he shall be credited with a Year of Service with respect to such year for purposes of the Program."

4. Section 5.3 "Disability" is amended to read in its entirety as follows:

"5.3 Disability

     An Employee who becomes disabled and who remains continuously disabled until attaining age 65 shall continue to accrue benefits under the Program as if he continued to be employed by the Company. Such Employee shall receive an immediate lump sum payment determined under Section 5.2 of the Program as of the Employee's 65th birthday.

     Notwithstanding any other provision of the Program to the contrary, when determining Final Average Pay for an Employee who is disabled under the provisions of this Section, Final
     Average Pay means the sum of:

     (a) the average of each of the five highest bonus awards (whether the awards are paid to the Employee or are a Deferral Amount (as such term is defined in the
          Deferral Plan)) during the six most recent calendar years including the year during which the Employee's disability occurs, (or, if the average of the five highest bonus awards would be greater, the six most recent calendar years prior to the year in which the Employee's disability occurs), but excluding Supplemental Contributions (as such term is defined in the Deferral Plan) or any amounts paid from the Deferred Compensation Account (as such term is defined in the Deferral Plan) or any other account under the Deferral Plan including, but not limited to, amounts paid consisting of Deferral Amounts and Supplemental Contributions and their earnings, and

     (b) the Employee's annualized base salary in effect as of the date he becomes disabled.

     An Employee who is no longer disabled under this Section and who returns to the employ of the Company or an affiliated company, shall be entitled to accrue benefits under this Section for the period of his disability.

     An Employee who is no longer disabled under this Section and who does not return to the employ of the Company or an affiliated company, shall not be entitled to accrue any benefits under this Section for any portion of the period of his disability.

     For purposes of the Program, an Employee shall be disabled if he is unable to continue to perform the duties of his position due to a physical or mental impairment."


5. Except as provided herein, the Program shall remain in full force and effect.


IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized representative on this 22 day of March, 1999.

                          INGERSOLL-RAND COMPANY


                          By: /S/
                              Donald H. Rice
                              Vice President
                              Human Resources